Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of GMO Trust of our reports dated April 24, 2026, relating to the financial statements and financial highlights of GMO Alternative Allocation Fund, GMO Asset Allocation Bond Fund, GMO Benchmark-Free Allocation Fund, GMO Benchmark-Free Fund, GMO Climate Change Fund, GMO Emerging Country Debt Fund, GMO Emerging Country Debt Shares Fund, GMO Emerging Markets ex-China Fund, GMO Emerging Markets Fund, GMO Global Asset Allocation Fund, GMO Global Developed Equity Allocation Fund, GMO Global Equity Allocation Fund, GMO High Yield Fund, GMO Implementation Fund, GMO International Developed Equity Allocation Fund, GMO International Equity Allocation Fund, GMO International Equity Fund, GMO International Opportunistic Value Fund, GMO MAC Implementation Fund, GMO Multi-Asset Credit Fund, GMO Opportunistic Income Fund, GMO Quality Fund, GMO Resource Transition Fund, GMO Resources Fund, GMO Small Cap Quality Fund, GMO Strategic Opportunities Allocation Fund, GMO U.S. Equity Fund, GMO U.S. Opportunistic Value Fund, GMO U.S. Small Cap Value Fund, GMO U.S. Treasury Fund, and GMO-Usonian Japan Value Creation Fund’s which appear in GMO Trust’s Certified Shareholder Report on Form N-CSR for the year ended February 28, 2026. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

Boston, Massachusetts

June 30, 2026